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Juniper Networks All Hands Meeting Transcript

When:

January 10, 2024

Participants:

Antonio Neri – Hewlett Packard Enterprise Company - CEO, President & Director

Rami Rahim – Juniper Networks, Inc. - CEO & Director

Rami Rahim

Good morning, everyone. Hello. Welcome. Thank you for joining us. All of you that’s joining us here in in person. I appreciate it. And hello to everyone around the world. Who is joining us virtually as well. Obviously, a lot of exciting things to talk about today, and as truth be told, this meeting was supposed to be tomorrow, and the actual public announcement was supposed to be today. We kind of had to accelerate things a bit because there was a bit of an ambitious reporter that wanted to get the scoop out. It was a last-minute job, but it turned out really well. And it actually was quite faithful because it ended up such that the announcement was yesterday, and yesterday was a pretty special day because it was my 28-year anniversary at this company. You know, I’m not a very superstitious guy. I don’t really believe in astrology. But I think the stars sort of lined up for this one. So, we’ve got a lot to talk about here today, and I’m really happy to dig in, and in just a few moments, I’m gonna invite Antonio up here to share his views and his thoughts with all of you.

[applause]

I am super excited. Super excited about this opportunity, but first, I want to express to you just how much of a deep sense of pride I have in each and every one of you. Because honestly, we would not be here, we would not hit this milestone, if it were not for the hard work and the success that you have all achieved. And I kind of think that success sometimes plays itself out in ways that are expected, and sometimes in unexpected ways. Certainly, for us success has resulted in more customers, in better business prospects, more recognition from all of our stakeholders, but success has also made us more appealing to our peers as well, which is what has resulted in this combination that I think is extremely powerful. So the first message I have for all of you is just a big, big thanks for all that you have done to get us to where we are today.

[applause]

So, the obvious question that I am getting asked is, why does this make sense for us? And in order to answer that question, I’d like to sort of take you back in time. Like I said, 28 years and one day ago, I joined this company, and we set out to really change the game in networking just at the right time because the Internet was just about to explode. And we rolled up our sleeves and built a completely different approach to networking with a groundbreaking router design that achieves, achieved levels of scale that were completely unprecedented in the market. Our timing was impeccable, because honestly, we were a little startup trying to sell to very conservative buyers, MCI and UNET, and others, that didn’t really wanna bet on a small little company to run their critical infrastructure, but that had absolutely no choice because traffic was exploding maybe 2X and every three to six months, and they had to bet on us. We truly changed the game in networking, and if it were not for Juniper, I do not believe that the Internet would be where it is today. Now of course, we spurred a lot of innovation in the industry, and many people started to embrace our architectural approach. But, don’t underestimate

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just how big a role Juniper has played in achieving the success of the Internet. The greatest vehicle for human advancement the world has ever seen that we enjoy today. But fast forward to today. There’s another inflection point that is happening, and is it around AI? And I’ve stood on this stage now many times and I’ve talked to all of you, just how, about just how big and important this is for us. We cannot underestimate how big this trend is, in my opinion, it will be bigger than the Internet itself. And we’ve done a few things to already capture the full potential of artificial intelligence. You’ve seen the success with our AI-native AI-operations, that is driving our missed business to 100% year of year growth for the last two reported quarters. That success doesn’t come by accident. We leverage artificial intelligence at the right time, and we are seeing tremendous growth as a result of it. We’ve also started to invest in AI cluster networking, and [are] starting to see early momentum there. But, my view is, for trends this big, that’s this groundbreaking, that has the potential of being as big, if not bigger than the Internet, you can’t just make incremental moves. We need to, as our Juniper wave value states, be bold, and this combination with HPE is just that. It is a bold move to capture the immense opportunity that is before us with artificial intelligence. This is why I am again so excited about it. With HPE, we can take our innovation to a whole new level, and I sort of see it in three dimensions. From the technology components, compute, storage, networking. From all the layers of the stack, acceleration in silicon design, software design and the systems. But also in all of the different, network domains, campus and branch, data center and wide area network, networking. I think we can build truly comprehensive, competitive, end to end solutions that are experience-first in nature, that can take us to a whole new level. Get more technology in the hands of more customers around the globe, which is all, which is what we all want, right? So. A little bit more specifically. Three network domains that are really strategic to Juniper, campus and branch, data center, wide area networking. In the campus and branch, the combination of missed AIOps and our data center as our campus and branch switching portfolio, coupled with HPE Aruba networking, can give us the tools, the capability, the breadth, the go-to-market reach to achieve groundbreaking growth, and ultimately, in time, get to number one position in this domain. In the data center, it’s no longer just about building networks. Now the opportunity is networking, compute, storage, GPU servers great technologies like Slingshot, the automation layer, to capture this opportunity with a soup to nuts solution And even in the wide area networking, which will continue to be exceptionally important to Juniper and to HPE. The opportunity here is to become even more strategic to our service provider customers that are buying Edge, core and metro solutions from us to get into their IT data centers, distributed Cloud Solutions 5-G open ran with a holistic solution. And even new business models, HPE brings to bear things like GreenLake that can enable us to offer as a service and consumption models more easily to our customers. Really the sky is the limit. So really important. Yes, it’s obvious this is a great bet on the enterprise. But it’s not just about the enterprise, the enterprise, more relevance with our cloud customers, more relevance to our service provider customers. I mean, everybody’s building data centers. AI is going to touch on every customer vertical. And keep in mind, with greater worldwide footprint across more customer segments, we achieve more telemetry, that telemetry is fed into, our AIOps capabilities. That makes us even smarter and better at serving our customers, which guess what? Results in more customers, which results in more data. That’s a powerful flywheel effect.

OK, now I’ve known Antonio for several years, and we really started to talk about this idea maybe around a little bit less than a year ago, but I’ve known him for a lot of years and there’s a lot of deep mutual respect for what he has done at HPE with Aruba networking. It truly is impressive. And I’ve also learned through our engagement, that you know, our two companies have a lot in common. We share a lot of common values, very people oriented. Innovation is part of our DNA, it’s part of our culture. We’re truly very customer focused, Antonio and I, I don’t think we’ve had a single conversation over the last year where we didn’t talk about how this combination is going to change the game for our customers, and how it makes us far more competitive against our big competitors. Though, it has been an absolute pleasure and a delight working and partnering with you, Antonio, but now I’m sure this team would love to hear directly from you. So please come on up and a big round of applause.

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[applause]

Antonio Neri

Thanks, Rami.

Rami Rahim

For you.

Antonio Neri

I don’t think I need this, but-- please stay here with me.

Rami Rahim

What?

Antonio Neri

[Don’] go away.

So good morning. Actually, it’s still morning, actually another great day outside. I just realized how bad it is, so. But I wanna thank you. Thank you for having me today on an important and exciting day for both companies. And first of all, congratulations to you and your team.

Rami Rahim

Thank you.

Antonio Neri

This outcome happens only when you have two individuals that they see the world from the same lens, and then understand what the opportunities [are] ahead of us. And it’s clear Rami has the passion the understanding, then obviously the technology that allows us to have that level of conversation. He said he’s 28 years at Juniper. In May, I will be 29 years with HP and Hewlett Packard Enterprise.

[applause]

Rami Rahim

OK. What was your first job at HP? My first job.

Antonio Neri

My first job at HP, I was actually a call agent, call support, support. That was in service and support, I was supporting customers on the phone. On the server side. And I had the pleasure to have multiple queues because I speak multiple languages. Italian, Spanish, Dutch and English. And so whatever call was coming, numbers, the languages I have to answer the call. But it has been an amazing journey. Rami and team, I’ve been really proud to work at such an iconic company like Juniper founded in 1996. Obviously HP was founded in the late 30s with two individuals that changed everything, right? But since then, you know, I was able to do many, many jobs, work with some luminary executives. And I’m a product of that. You know, I work with some amazing leadership. We were just reflecting about which

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CEOs you work. I worked with Lew Platt, Carly Fiorina, Mark Hurd, Leo Apotheker, Meg Whitman. Five. And the interesting part, is that I’m actually, believe it or not, the fifth CEO within the Company, because the ones I mentioned were not from within the Company. Obviously you have 50 years of bill and they flipping coin and said, well, this year we’re gonna be the [inaudible] and you are going to be the CEO. And then in 1984, they realized, 1982, they realized, you know what? We’re tired of this. And so they pick John Young, which was an operator and an engineer. And he ran the Company for many years, and then the selected a salesman, which is Lew Platt, and then after that, it was Carly, Mark, Leo, which was a blip, I will say, and then Meg. And they came all from outside. So I actually follow loop line, you know it’s just an amazing story obviously, but it’s something that tells you that when you have the vision and a dream and the aspiration, anything can get done. And so why I’m excited about this combination is because we are reshaping the network industry. And we’re gonna give it to Cisco where they deserve it.

[applause]

You know, think about the composition of the new HP at the core will be a networking company. And you should be really excited about that because the core foundation by which we’re gonna deliver hybrid and cloud AI-native services. And so for me, the assets we have built in the networking space, and I did the Aruba acquisition in 2015, and we went from $1.7 billion on a reverse integration to what is today more than $5.2 billion in less than seven years. It’s just remarkable. But we understood in order to compete. In this new world where the cloud-native world and the AI-native world have to coexist, we needed more. And we needed that foundation. And so when I look out there, I felt that Juniper was the perfect, the perfect combination with Hewlett Packard Enterprise and HP Aruba networking to really intersect this massive inflection point. And I agree with you, this is going to be bigger than mobile was and bigger than what we’re Webworm 1.0 was. And HPE is doing some amazing things. So when I think about the networking business, we’re gonna have more than Cisco. Because one thing that Cisco doesn’t have, number one, is the fact that we have passion and customer centricity. The reason why you are winning with AI-driven, Mist and other solutions, and we’re winning with Aruba, is because we are customer centric. We are customer first and customer last, and that’s something that’s incredibly valuable. Number two, we have more than architectures and Cisco has a bunch of widgets, they have to pull all together. Number three, we have an AI-native interconnect fabric that nobody has except NVIDIA, but NVIDIA has more of an InfiniBand Solution which is expensive, is not really scalable to the new layers that we need. We have an Ethernet-based solution that with a high performance ASIC you developed, and the one we are of doing ourselves, we can take that much faster to market. And this is why HPE is the market leader in supercomputing. We have delivered for the U.S. government and now many customers around the globe, the largest supercomputers ever built. We were the first to cross the excess scale barrier. That means you can do a billion, billion operations per second, and these are systems that manage 40, 60, 80 thousand GPUs at one time. So when I think about that, the vision is very simple. It’s build the core foundation which is the networking foundation. Together with the rest of the team, we’re gonna build the data layer, and then we’re going to bring any type of compute or accelerator to that, and we’re going to build all of this to one integrated hybrid cloud platform, which we call it HP GreenLake. And that will give access to you to a level of capabilities that is very hard for you to build. But think about GreenLake today, [it] has 29,000 customers. It has more than 4,000,000 systems, devices under management. And more interesting, has two exabyte of data that we manage for customers every day. Since we started with GreenLake, we have zero revenue, today is $13 billion in the balance sheet is a service recording revenue.

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Rami Rahim

Antonio, I’m not sure if everybody here knows what GreenLake is, maybe just summarize quickly.

Antonio Neri

Yeah. I refer to as the 4th cloud. Simple as that. You have the three public clouds, but we have the true hybrid cloud. So we include the three public clouds in our unified experience, which ultimately allows the customers to manage whatever they have in the public cloud, whatever they have on Prem, which can be a private cloud environment or multi generation IT environment, and we extend all of that to the Edge and obviously with inferencing happening at the Edge more and more, first thing you need is to be connected, right, and the second thing is making sure you bring the right acceleration to that data to do inferencing. And the third thing you need to do is bring the analytic side. So, we are super excited about this, and I think for you individually, you’re gonna work for a company that has [a] unique set of values. This is something I really care deeply. We establish what I call the HP Constitution, which is our purpose. Our purpose is to advance the way people live and work. And we’ve got ourselves by core four beliefs, accelerate what is next. This is a great example. We see an opportunity and go through it. Number two is be bold. What we’re doing together is being bold, I mean everybody is concerned. Well, it’s $13.6 billion. You know, I have done with this one, 36 acquisitions. This is obviously the largest, right. But I’m truly convicted that we can reshape the entire network in industry and we can connect both worlds the AI and cloud-native world. And so be bold. Number three is the power of yes we can. And the power of yes we can is we before I, we are a team, we win and lose as a team. And honestly, failures are just fine, fail fast and improved there. There is John Schultz here with me, the Chief Legal Officer and Operating Officer. He says all the time. Failure is OK, is good as long as you learn and improve. And the last but not least, which to me is close to my heart is be a force for good. We participate in 170 countries today, and that’s the rich we’re gonna get to you and your team. You know because obviously your scale is the biggest probably inhibitor to grow faster. Now you’re going to get access to the crown jewel accompany 200,000 partners, thousands of sellers, thousands of customers from the global to thousand of the smallest customer. You’re gonna have a reach that’s unique, and that combination of your capabilities with our capabilities in an AI-driven innovation agenda with our go-to-market can be unstoppable. So, this is why I ask, Rami when the transaction closes to lead the combined business. And he should be really proud of that. OK, really proud of that. But--

[applause]

As I told Rami, he’s gonna get access to an amazing team on the other side, is an amazing team on the other side. What we have done with our HP Aruba networking has been remarkable.

Rami Rahim

I agree.

Antonio Neri

But now it’s taken to a new height and I’m looking forward to what’s next.

Rami Rahim

As am I. Antonio, thank you so much. I really appreciate it. So you stay here. I have to say a couple of things which is, as excited as I am, as I am, about this combination, it’s going to take a little bit of time, right? We unfortunately have to go through this regulatory approval process, I think we share the view that we have a lot of confidence that we can get through it, but it’s going to take some time. Until then, it’s business as usual, for both sides, right?

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Antonio Neri

Yeah, I’m very competitive. So, you’re gonna see me competing with you. And at the same time—

Rami Rahim

Arm wrestle?

[audience laughs]

Antonio Neri

And I say at the same time, I’m still, although I’m getting old, I still play a lot of soccer, and I was born in Argentina, I come from a Sicilian family, my parents both Sicilians, born and raised in Sicily, so I never forget anything. So, you know. So I play every Sunday with my Argentinian friends and we’re all kind of in the same age, but we don’t like to lose. So if we’re not gonna win, we’re gonna pick a fight. At least we have some fun with it.

[audience laughs]

Rami Rahim

Yeah, exactly. Well said. Well said. So with that said, I just again want to thank you for the opportunity—

Antonio Neri

Thank you.

Rami Rahim

I’m really looking forward to leading this $10 to $11 billion networking business, that can, like you said—

Antonio Neri

$11 billion plus.

Rami Rahim

Give it to Cisco.

Antonio Neri

Give it to Cisco.

Rami Rahim

That here really resonates.

Antonio Neri

Yeah, exactly.

Rami Rahim

I also want to thank all of you for joining us today. We obviously don’t have the answers to all your many questions yet, but these will be developed in time, alright, we’re gonna start to create all the necessary mechanisms to answer these questions to prepare for when that closing date comes. And of course, we will be completely open and transparent with you as we make progress. Until then, thanks so much. Antonio, thank you.

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Antonio Neri

Thank you, thank you very much. Alright.

Rami Rahim

Thank you. That’s a wrap.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the federal securities laws, including safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks, uncertainties and assumptions and are based on Juniper’s current expectations, estimates, projections, beliefs and assumptions made by Juniper, all of which are subject to change. In this context, forward-looking statements often address expected future business, financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” and similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond Juniper’s control, and are not guarantees of future results. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements and you should not place undue reliance on any such statements, and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing or at all, including obtaining stockholder and regulatory approvals and other conditions to the completion of the transaction; (ii) the ability of HPE to integrate and implement its plans, forecasts and other expectations with respect to Juniper’s business after the completion of the proposed transaction and realize additional opportunities for growth and innovation; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (iv) Juniper’s ability to implement its business strategies; (v) potential significant transaction costs associated with the proposed transaction; (vi) the risks related to HPE’s financing of the proposed transaction, (vii) potential litigation or regulatory actions relating to the proposed transaction; (viii) the risk that disruptions from the proposed transaction will harm Juniper’s business, including current plans and operations, and risks related to diverting management’s attention from Juniper’s ongoing business operations and relationships; (ix) the ability of Juniper to retain and hire key personnel; (x) potential adverse business uncertainty resulting from the announcement, pendency or completion of the proposed transaction, including restrictions during the pendency of the proposed transaction that may impact Juniper’s ability to pursue certain business opportunities or strategic transactions; (xi) legal, regulatory, tax and economic developments affecting Juniper’s business; (xii) the unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities or current or future pandemics or epidemics, as well as Juniper’s response to any of the aforementioned factors; and (xiii) other risks described in Juniper’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and

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other filings made by Juniper from time to time with the SEC. These risks should not be considered a complete statement of all potential risks and uncertainty, and are discussed more fully, along with other risks associated with the proposed transaction, in the Proxy Statement to be filed with the SEC in connection with the proposed transaction. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Juniper does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Additional Information and Where to Find It

In connection with the proposed transaction between Juniper and HPE, Juniper will file with the SEC the Proxy Statement, the definitive version of which will be sent or provided to Juniper stockholders. Juniper may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Juniper may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by Juniper through the website maintained by the SEC at www.sec.gov, Juniper’s investor relations website at https://investor.Juniper.net or by contacting the Juniper investor relations department at the following:

Jess Lubert

Juniper Networks

(408) 936-3734

jlubert@juniper.net

Participants in the Solicitation

Juniper and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Juniper’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Juniper’s proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on March 29, 2023. Juniper stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Juniper directors and executive officers in the transaction, which may be different than those of Juniper stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

To the extent holdings of Juniper’s securities by its directors or executive officers have changed since the amounts set forth in such documents, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement relating to the proposed transaction when it is filed with the SEC.

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